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                                                                        EX 10.22

            STOCKHOLDERS' AGREEMENT, dated as of October 15, 1996, by and among Ann Heafner Gaither, William H. Gaither, Albert C. Gaither, Susan Gaither Jones, Lawson H. Gaither, Albert Comer Gaither and Thomas R. Jones (each a "Stockholder" and collectively, the "Stockholders") relating to The J.H. Heafner Company, Inc., a North Carolina corporation (the "Corporation").


            The Stockholders desire to enter into this Agreement to facilitate the ongoing operation, management and success of the Corporation. The Stockholders acknowledge that the long term interest of the Corporation may include certain corporate restructurings and acquisitions, including, without limitation, the acquisition (and the financing of such acquisition) by the Corporation of certain assets including all of the capital stock and related assets (including tradenames and trademarks) of Oliver & Winston, Inc.

            In consideration of the foregoing and the agreements and mutual covenants contained herein, the Stockholders agree as follows:

                                    ARTICLE I

                             Right of First Refusal

            Section 1. Transfer of Shares.

            (A) No Stockholder shall sell, assign, pledge or otherwise transfer (a "Transfer") any of the issued and outstanding shares of the common stock, par value $100.00 per share, of the Corporation (the "Shares") other than to a Permissible Transferee (defined below), without first complying with the terms, conditions and provisions of this Article; provided, however, that, any Permissible Transferee shall take any such Shares subject to all of the terms, conditions and provisions of this Agreement and, as a condition to such Transfer, such Permissible Transferee shall execute a counterpart to this Agreement and become a Stockholder for all purposes hereunder. "Permissible Transferees" shall include: (i) Ann Heafner Gaither; (ii) descendants of Ann Heafner Gaither, (iii) corporations, partnerships, limited liability companies and charitable organizations controlled (as defined below) by the persons described in clauses (i) and (ii) hereof; (iv) any trust which meets both the "Control Test" and the "Beneficial Ownership Test"; and (v) the estate of any person to the extent the Shares held by such person are distributable pursuant to the terms of such person's will or through intestate distribution, as the case may be, to a person described in clauses (i) through (iv) hereof. The "Control Test" shall be considered met by any trust if a majority of the trustees of such trust are described in clauses (i), (ii) and (iii) hereof. The "Beneficial Ownership Test" shall be considered met by any trust if such trust
(A) is for the exclusive benefit of Ann Heafner Gaither, one or more charitable organizations controlled by the persons described in clauses (i) and (ii) hereof or one or more descendants of Ann Heafner
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Gaither or (B) is a trust that meets the requirements of Section
2056(b) (7) of the Internal Revenue Code of 1986 as amended which is for the lifetime benefit of Ann Heafner Gaither's spouse or one or more of the persons described in clauses (i) through (iv) hereof. For purposes of clause (iii) hereof, an organization shall be deemed to be controlled if (but only if) persons described in clauses (i) through (iii) hereof (A) constitute a majority of the members of the board of directors, if such organization is a charitable foundation, (B) constitute a majority of the members of the board of directors and own more than 50% by value of the outstanding shares, if such organization is a corporation (other than a charitable foundation), (C) represent a majority of the general partnership interests and own more than 50% by value of the general and limited partnership interests, if such organization is a partnership, or (D) constitute a majority of the trustees, if such organization is a charitable trust.

            (B) In the event a Stockholder (a "Selling Stockholder") proposes to accept any bona fide offer for the purchase of any or all of his Shares (the "Subject Shares") from any person other than a Permissible Transferee (the "Offer"), the Selling Stockholder shall give written notice of the Offer to the Corporation and the other Stockholders. The written notice shall disclose the name and address of the proposed purchaser, the price per Share, the number of shares and all other terms, conditions and provisions of the Offer.

            (C) The Corporation shall have an option to purchase all or part of the Subject Shares at the same price and on the same terms and conditions as the Offer, pursuant to the following provisions:

            (i) Corporation Option Period. The Corporation shall have twenty days after the receipt of written notice from the Selling Stockholder (the "Corporation Option Period") to exercise its option to purchase any or all of the Subject Shares.

            (ii) Exercise of Option. The Corporation shall exercise its option by giving written notice to the Selling Stockholder and the other Stockholders of the number of Subject Shares that it agrees to purchase. If the Corporation declines to exercise its option, it shall give written notice to the Stockholders of such decision.

            (D) In the event the Corporation does not purchase all of the Subject Shares, each Stockholder, other than the Selling Stockholder, shall have an option to purchase that number of Subject Shares not purchased by the Corporation equal to the product of (i) the quotient obtained by dividing the number of Shares owned by such Stockholder by the total number of Shares (other than the Subject Shares) and (ii) the Subject Shares at the same price and on the same terms and conditions as the Offer, pursuant to the following provisions:

            (i) First Option Period. Each Stockholder, other than the Selling Stockholder, shall have twenty days after receipt of notice from the Corporation


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      that it is not electing to purchase all of the Subject Shares (the "First
      Option Period") to exercise such Stockholder's option to purchase any or all of the Subject Shares offered during the Option Period (each an "Accepting Stockholder").

            (ii) Exercise of Option. Each Accepting Stockholder shall exercise such Stockholder's option by giving written notice to the Selling Stockholder and the Corporation of the number of Subject Shares that such Stockholder agrees to purchase. The failure of any Stockholder to give written notice to the Selling Stockholder within the First Option Period shall constitute a rejection of such Stockholder's option to purchase such Stockholder's pro rata portion of the Subject Shares.

            (iii) Shares Upon Which the Option Is Not Initially Exercised. Any Subject Shares, upon which the option described in this Section has not been exercised, shall be offered to Accepting Stockholders, if any, such that each Accepting Stockholder shall be offered that number of Subject Shares equal to the product of (i) the quotient obtained by dividing the number of Subject Shares upon which such Accepting Stockholder has exercised his option by the total number of Subject Shares and (ii) that number of Subject Shares upon which the Option Period has expired. Each Accepting Stockholder shall have the ten days (the "Second Option Period") after the date the written notice referred to in the preceding sentence is deemed effective to exercise such Stockholder's option to purchase the Subject Shares offered to such Stockholders pursuant to the terms of the preceding sentence.

            (E) For a period of thirty days after expiration of the First Option Period, or if applicable, for a period of thirty days after expiration of the Second Option Period, the Selling Stockholder shall have the right to Transfer to the proposed purchaser, at the price and on the terms and conditions of the Offer, the Subject Shares with respect to which the Corporation and any Stockholder shall have failed to exercise an option pursuant to this Section. In the event of a sale of any or all of the Subject Shares to the proposed purchaser, the Subject Shares in the hands of such purchaser shall continue to be subject to all of the terms, conditions and provisions of this Agreement and as a condition to such sale, such purchaser shall execute a counterpart to this Agreement and shall become a Stockholder for all purposes hereunder.

            Section 2. Involuntary Transfer and Foreclosure.

            Prior to any involuntary transfer or foreclosure upon any Shares owned by any Stockholder, such Stockholder, his or her representatives and any person seeking to foreclose upon or otherwise acquire such Shares through involuntary procedures shall be required to give written notice to all the other Stockholders disclosing in full the nature and details of the involuntary transfer or foreclosure, including the price per share, if any, to be paid for the Shares. Upon the effective date of such written notice, the Stockholder


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owning such Shares shall be deemed to have proposed to sell such Shares for purposes of Section 1 of this Article to a person other than a Permissible Transferee pursuant to an offer for the price per share set out in such written notice, and the Corporation and each of the other Stockholders shall have an option to purchase such Shares pursuant to the terms, conditions and provisions of Section 1 of this Article, free and clear of any claim of the person seeking to foreclose upon or otherwise acquire such Shares, except as to any interest which such person may have in the amount to be paid for such Shares.

                                   ARTICLE II

                              Voting of the Shares

            The Stockholders agree to enter into a Voting Trust Agreement of even date pursuant to which Ann Heafner Gaither and William H. Gaither have sole voting power over the Shares.

                                   ARTICLE III

                        Endorsement of Share Certificates

       Each Share certificate shall be endorsed with the following legend:


      The Shares represented by this certificate are subject to the transfer and voting provisions and restrictions set forth in the Stockholders' Agreement dated as of October 15, 1996 among Ann Heafner Gaither, William
      H. Gaither, Albert C. Gaither, Susan Gaither Jones, Lawson H. Gaither, Albert Comer Gaither and Thomas R. Jones. Such Stockholders' Agreement provides, among other things, for a right of first refusal relating to the securities represented by this certificate and that the securities represented by this certificate must be voted by Ann Heafner Gaither and William H. Gaither pursuant to the Voting Trust Agreement, dated as of October 15, 1996, among all of the Stockholders of the Corporation. By acceptance of this certificate, each holder hereof agrees to be bound by the provisions of the Stockholders' Agreement, a copy of which has been filed with the Secretary of the Corporation and may be obtained, without charge, upon written request at the Corporation's principal office during regular business hours.

Each Stockholder agrees that he will deliver all certificates for Shares owned by him to the Secretary of the Corporation for the purpose of affixing such legend thereto.

                                   ARTICLE IV

                     After-Acquired or Substitute Interests


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            (A) In the event of the issuance by the Corporation of additional shares of capital stock, or of any stock dividends on or any subdivisions, combinations or reclassification of the Shares presently owned or hereafter acquired by the Stockholders, the restrictions, options and obligations contained in this Agreement shall be applicable to all shares and options on shares of the Corporation issued in respect of the Shares.

            (B) If any Stockholder shall at any time exchange all or any number of his Shares for any interest in any entity, all of the provisions of this Agreement shall apply to such interest in such entity as would have applied to such Shares if such Shares had not been exchanged for such interest.

                                    ARTICLE V

                                  Miscellaneous

            Section 1. Filing of Agreement. An executed copy of this Agreement shall be filed with the Secretary of the Corporation. The Stockholders shall cause the Corporation to furnish free of charge to any stockholder thereof a copy of this Agreement upon written request.

            Section 2. Notices. Any and all notices, designations, consents, offers, acceptances or any other communication provided for herein shall be made by hand delivery, first-class mail (registered or certified, return receipt requested), or overnight air courier guaranteeing next day delivery to the address set forth on Schedule I to this Agreement. Any Stockholder may change the address listed in the foregoing sentence by giving written notice to the Corporation and the other Stockholders. Except as otherwise provided in this Agreement, each such notice shall be deemed effective at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; and the next business day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

            Section 3. Amendment and Termination.

            (A) The provisions of this Agreement may be amended only by the written consent of Stockholders holding more than 75% of the Shares then outstanding (after taking into account Article IV hereof).

            (B) The provisions of this Agreement shall terminate upon the first to occur of the following events:

            (i) the consummation of a public offering of the Corporation's common stock in which the public float is not less than $20 million; and

            (ii) the written consent of Stockholders holding more than 75% of the Shares then outstanding (after taking into account Article IV hereof).


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In addition, in the event the Corporation is dissolved or liquidated, this
Agreement shall automatically terminate. Notwithstanding anything to the contrary in this clause (B), the provisions of Article IV shall terminate on the tenth anniversary hereof unless each of the Stockholders agree in writing to extend the duration of the Article for a period not to exceed ten years beyond the date that the first Stockholder executes the instrument providing for the extension.

            Section 4. Waiver. No failure or delay on the part of the Stockholders or any of them in exercising any right, power or privilege hereunder, and no course of dealing among the Stockholders shall operate as a waiver thereof nor shall any single or partial exercise of any right, power or privilege hereunder preclude the simultaneous or later exercise of any other right, power or privilege. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights and remedies which the Stockholders or any of them would otherwise have.


            Section 5. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.


            Section 6. Governing Law. This Agreement shall be governed and construed in accordance with the law of the State of North Carolina.


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            Section 7. Benefit and Binding Effect

            This Agreement shall be binding upon and shall inure to the benefit of each of the Stockholders and their respective executors, administrators and personal representatives and heirs and assigns.

            This Agreement has been duly executed by each of the undersigned.


                                       /s/ ANN HEAFNER GAITHER
                                       ANN HEAFNER GAITHER


                                       /s/ WILLIAM H. GAITHER
                                       WILLIAM H. GAITHER


                                       /s/ ALBERT C. GAITHER
                                       ALBERT C. GAITHER


                                       /s/ SUSAN GAITHER JONES
                                       SUSAN GAITHER JONES


                                       /s/ LAWSON H. GAITHER
                                       LAWSON H. GAITHER


                                       /s/ ALBERT COMER GAITHER
                                       ALBERT COMER GAITHER


                                       /s/ THOMAS R. JONES
                                       THOMAS R. JONES


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                                                                      Schedule 1



                                    Addresses




                          The J.H. Heafner Company, Inc.
                          814 East Main Street
                          P.O. Box 837
                          Lincolnton, NC 28093-0837


                          Ann Heafner Gaither
                          Albert C. Gaither
                          821 Woodson Road
                          Newton, NC  28658


                          William H. Gaither
                          814 E. Main Street
                          Lincolnton, NC 28092


                          Susan Gaither and Thomas R. Jones
                          126 W. 6th Street
                          Newton, NC  28658


                          Lawson H. Gaither
                          814 E. Main Street
                          Lincolnton, NC 28092


                          Albert Comer Gaither
                          301 Watts Street
                          Durham, NC  27701